EXHIBIT 10.30

THE SHARES ISSUABLE UPON CONVERSION OF THIS CONVERTIBLE NOTE AND THE CONVERTIBLE NOTE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS AS MAY BE APPLICABLE OR, AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM SUCH APPLICABLE LAWS EXIST.

CONVERTIBLE NOTE

$1,000,000.00	Issuance Date: July 11, 2013
Maturity Date: Five Years from the Issuance Date

FOR VALUE RECEIVED, GelTech Solutions, Inc., a Delaware corporation, (the “Company”) hereby promises to pay to the order of Michael Reger (the “Holder”), at 777 Yamato Road, Suite 3, Boca Raton, Florida 33431, or at such other office as the Holder designates in writing to the Company, the sum of One Million Dollars ($1,000,000.00), plus interest at the annual rate of 7.5%, payable annually at the Holder’s option either in cash or in the Company’s Common Stock, until the Maturity Date, unless this Note is converted into Common Stock of the Company pursuant to Section 1 hereof.  If the Holder elects to receive Common Stock as payment for interest, the Company shall issue a number of shares based on the closing price of the Company’s Common Stock on the last trading day preceding the applicable one-year anniversary date of this Note. While in default, this Note shall bear interest at the rate of 12% per annum or such maximum rate of interest allowable under the laws of the State of Florida. Payments shall be made in lawful money of the United States.

1.

Conversion to Common Stock.

(a)

The Holder shall have the right to convert this Note, in whole or in part, into shares of the Company’s Common Stock at the rate of $1.00 per share as adjusted (the “Conversion Price”) at any time, subject to prior prepayment.

(b)

Conversion Formula.  The number of shares of Common Stock issuable upon a conversion of this Note shall be determined by dividing (i) the full principal amount of this Note, which includes all interest that will be accrued as of the conversion date, including default interest if converted after the Maturity Date (or the portion thereof to be converted in the event of a partial conversion), less any principal or interest that has been prepaid as of the date of conversion, by (ii) the Conversion Price.

2.

Anti-Dilution Protection.

(a)

In the event, prior to the payment of this Note, the Company shall (i) issue any of its shares of Common Stock as a stock dividend on shares of Common Stock, (ii) subdivide the number of outstanding shares of Common Stock into a greater number of shares or (iii) reduce the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such event, the Conversion Price shall be adjusted to equal the product of (A) the total number of shares of Common Stock outstanding immediately prior to such event multiplied by the Conversion Price in effect immediately prior to such event, divided by (B) the total number of shares of Common Stock outstanding immediately after such event.

(b)

In the event, prior to the payment of this Note, the Company shall be recapitalized by reclassifying its outstanding Common Stock (other than into shares of Common Stock with a different par value, or by changing its outstanding shares of Common Stock to shares without par value), or in the event the Company or a successor corporation, partnership, limited liability company or other entity (any of which is defined as a “Corporation”) shall consolidate or merge with or convey all or substantially all of its, or of any successor Corporation’s property and assets to any other Corporation or Corporations (any such other Corporation being included within the meaning of the term “successor Corporation” used in the context of any consolidation or merger of any other Corporation with, or the sale of all or substantially all of the property of any such other Corporation to, another Corporation or Corporations), or in the event of any other material change in the capital structure of the Company or of any successor Corporation by reason of any reclassification, reorganization, recapitalization, consolidation, merger, conveyance or otherwise, then, as a condition of any such reclassification, reorganization, recapitalization, consolidation, merger or conveyance, a prompt, proportionate, equitable, lawful and adequate provision shall be made whereby the Holder of this Note shall thereafter have the right to purchase, upon the basis and the terms and conditions specified in this Note, in lieu of the securities of the Company theretofore purchasable upon the conversion of this Note, such shares, securities or assets as may be issued or payable with respect to or in exchange for the number of securities of the Company theretofore obtainable upon conversion of this Note as provided above had such reclassification, reorganization, recapitalization, consolidation, merger or conveyance not taken place; and in any such event, the rights of the Holder of this Note to any adjustment in the number of shares of Common Stock obtainable upon conversion of this Note, as provided, shall continue and be preserved in respect of any shares, securities or assets which the Holder becomes entitled to obtain.  Notwithstanding anything herein to the contrary, this Section 2 shall not apply to a merger with a subsidiary provided the Company is the continuing Corporation and provided further such merger does not result in any reclassification, capital reorganization or other change of the securities issuable under this Note.  The foregoing provisions of this Section 2(b) shall apply to successive reclassification, capital reorganizations and changes of securities and to successive consolidation, mergers, sales or conveyances.

(c)

In the event the Company, at any time while this Note shall remain outstanding, shall sell all or substantially all of its assets, dissolve, liquidate, or wind up its affairs (each a “Liquidation Event”), a prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of any such Liquidation Event such that the Holder of this Note may thereafter receive, upon exercise hereof, in lieu of the securities of the Company which it would have been entitled to receive, the same kind and amount of any shares, securities or assets as may be issuable, distributable or payable upon any such Liquidation Event with respect to each share of Common Stock of the Company.  Notwithstanding the preceding, in the event of any  Liquidation Event, the right to convert this Note shall terminate on a date fixed by the Company, such date so fixed to be not earlier than (i) 6:00 p.m., New York time, on the 30th day after the date on which notice of such termination of the right to convert this Note has been given by mail to the Holder of this Note at such Holder’s address as it appears on the books of the Company or (ii) the date that the Company received sufficient approval of the Liquidation Event from its shareholders and/or directors, as required by law, if later; provided, however, that if such Liquidation Event is abandoned prior to its consummation or is not otherwise consummated within 180 days from the date of notice referred to in (i) above, then the conversion right of the Holder shall be reinstated.

3.

Event of Default.   Upon an Event of Default, the entire unpaid balance of this Note then outstanding, together with accrued interest thereon, if any, shall be and become immediately due and payable upon written notice from the Holder.  For purposes of this Note, an “Event of Default” shall consist of any of the following events:

(a)

The Company shall fail to pay any amounts which shall become due and payable to Holder under this Note, whether at the Maturity Date or at any accelerated date of maturity or at any other date fixed for payment.

(b)

The Company shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts; or a court shall enter an order for relief or any such adjudication or appointment, which case, proceeding or action or order, adjudication, or appointment, as the case may be, remains undismissed, undischarged or unbonded for a period of 30 days, then, or any time thereafter during the continuance of any of such events.

(c)

The Company shall fail to issue the shares of Common Stock issuable upon any conversion of this Note within five days following the conversion date, or to perform in any material respect any of the other material covenants or agreements contained in this Note and not cure, if possible to cure, such failure within 10 business days after notice thereof.

(d)

Any material representation or warranty of the Company herein shall prove to have been false in any material respect upon the date when made.

(e)

The occurrence of an event of default, subject to any applicable cure period, under the Agreement.

(f)

The occurrence of a Liquidation Event.

(g)

The Company shall fail to timely pay any interest or principal pursuant to any material indebtedness of the Company which results in the acceleration of the maturity of such indebtedness.

4.

Prepayment.

(a)

This Note may be prepaid in whole or in part at any time for cash on 15 business days’ prior written notice, subject to the right of holder of the Note to convert into shares of Common Stock of the Company prior to any prepayment.  The Company shall honor any Conversion Notice (as defined in Section 5) delivered by the Holder up to 10 days following the notice of prepayment.

(b)

All payments made on this Note shall be applied first to any interest accrued to the date of such payment with the remainder applied toward principal.

5.

Mechanics of Conversion.  To convert the Note into Common Stock on any date (a “Conversion Date”), the Holder shall (i) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit 1 (the “Conversion Notice”) to the Company, and (ii) surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction).  On or before the second (2nd) business day following the date of receipt of a Conversion Notice, the Company shall confirm that it has issued to the Holder the number of shares of Common Stock to which the Holder shall be entitled, and shall return to the Holder a new Note with respect to the portion of the original Note which was not converted.  The person or persons entitled to receive the Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Stock on the Conversion Date.

6.

Conversion Shares.

(a)

The Company covenants that by December 31, 2013, the Company will hold a shareholder’s meeting seeking shareholder approval to increase the Company’s authorized capital (or effect a reverse stock split) in order to: (i) permit the Holder to convert all of the shares underlying this Note, (ii) to permit the Holder to exercise the warrants which are being issued concurrently with this Note, and (iii) to permit all of the Company’s security holders to convert or exercise their outstanding derivative securities.   The Holder covenants to vote his shares at any such meeting to approve the increase in authorized capital (or effect a reverse stock split).  After the Company’s authorized capital is increased (or the reverse stock occurs), the Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments under Section 2) upon the conversion of the Note. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable, and free of all taxes, liens and charges created by the Company.

(b)

No fractional shares shall be issued upon a conversion. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to the product of such fraction multiplied by the Common Stock’s fair market value at the time of conversion based on the closing price of a share of Common Stock at such time.

(c)

The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder for any documentary stamp or similar taxes or any other expense that may be payable in respect of the issue or delivery of such certificates, all of which taxes and expenses shall be paid by the Company, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

7.

Negative Covenant. As long as any portion of this Note remains outstanding, the Company shall not declare or pay cash dividends or make any distributions of cash or property in respect of any equity securities of the Company, excluding dividends on the Company’s Preferred Stock.

8.

Miscellaneous.

(a)

All makers and endorsers now or hereafter becoming parties hereto jointly and severally waive demand, presentment, notice of non-payment and protest.

(b)

This Note may not be changed or terminated orally, but only with an agreement in writing, signed by the parties against whom enforcement of any waiver, change, modification, or discharge is sought with such agreement being effective and binding only upon attachment hereto.

(c)

This Note and the rights and obligations of the Holder and of the undersigned shall be governed and construed in accordance with the laws of the State of Florida.

(d)

Upon the occurrence of an Event of Default under this Note, the Company shall, upon demand, pay to the Holder the amount of any and all reasonable costs and expenses (including reasonable attorneys’ fees) that Holder may incur in connection with the enforcement or collection of this Note.

(e)

No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies.

(f)

The Company hereby, to the fullest extent permitted by applicable law, waives presentment, demand, notice (including without limitation notice of default (except as otherwise specifically set forth herein), notice of protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of nonpayment or dishonor), protest and all other demands and notices in connection with delivery, acceptance, performance, default, acceleration or enforcement of or under this Note, and the bringing of suit and diligence in taking any action to collect amounts owing hereunder or in proceeding against any of the rights and properties securing payment hereof, and is directly and primarily liable for the amount of all sums owing or to be owing hereon. The Company agrees that its liability on or with respect to this Note shall not be affected by any release of or change in any guaranty or security at any time or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.  No extension of the time for the payment of this Note made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of the Company under this Note.

(g)

All notices, offers, acceptance and any other acts under this Note (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted next business day delivery, or by facsimile delivery followed by overnight next business day delivery to the Company at the address  set forth in the Agreement (as it may be changed pursuant to the Agreement) and to the Holder at the address set forth in the Agreement or such other address as the Holder by notice to the Company may designate from time to time.  The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery.  Time shall be counted to, or from, as the case may be, the date of delivery.

Signature Page Follows

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date aforesaid.

By:	/s/ Michael Cordani
Michael Cordani
Chief Executive Officer

EXHIBIT 1

CONVERSION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by GelTech Solutions, Inc., (the “Company”).  In accordance with and pursuant to the Note, the undersigned hereby elects to convert, in whole or in part (as applicable), the principal and any accrued interest of the Note to which this notice is attached into Common Stock of the Company, as of the date specified below.

Date of Conversion:
Please confirm the following information:
Conversion Price:
Principal and accrued interest to be converted (if partial):
Number of Shares of Common Stock to be issued:
Please issue the Common Stock into which the Note is being converted in the following name and to the following address:
Issue to:

Facsimile Number:
Authorization:
By:
Title:
Dated:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)